PRICING SUPPLEMENT NO. 52A                                      Rule 424(b)(3)
DATED:  February 2, 2000                                    File No. 333-83049
(To Prospectus dated August 9, 1999 and
Prospectus Supplement dated August 9, 1999)



                                $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B


Principal Amount: $5,000,000     Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 2/3/2000    Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 2/2/2001          CUSIP#: 073928MV2

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[x]  Federal Funds Rate                 Interest Reset Date(s):  Daily*

[ ]  Treasury Rate                      Interest Reset Period:  Daily*

[ ]  LIBOR Reuters                      Interest Payment Date(s):  **

[ ]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate: ***               Interest Payment Period:  Quarterly

Index Maturity:  N/A

Spread (plus or minus):  +0.24%

*     Up to and including the Business Day immediately preceding Maturity.

**    5/2/2000, 8/2/2000, 11/2/2000 and 2/2/2001

***   Federal Funds Effective Rate on February 1, 2000 plus 24 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.